                                                                  Exhibit 5.1

                      [Letterhead of Robert D. Arkin, P.C.]

July 19, 2004

SurfNet Media Group, Inc.
2801 South Fair Lane
Tempe, Arizona  85282

Re: Registration Statement on Form S-8 Covering SurfNet Media Group, Inc. 2004
    Stock Plan

Gentlemen:

        We have acted as counsel to SurfNet Media Group, Inc., a Delaware corporation (the "Company") in connection with the registration pursuant to the a Registration Statement on Form S-8 of 2,000,000 shares of the Company's common stock, par value $.0001 per share, which may be issued pursuant to the Company's
2004 Stock Plan. The 2,000,000 shares of Common Stock being registered under the
Registration Statement are referred to herein as the "Shares." This opinion is delivered to you pursuant to Item 601(b) (5) of Regulation S-B under the
Securities Act of 1933, as amended.

        Subject to the limitations set forth herein, we are of the opinion that the
Shares when issued and paid for pursuant to and in accordance with the terms of the Plan and any agreement applicable to the Shares, will be validly issued, fully paid, and nonassessable.

        The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement on Form S-8 relating to the registration of the Shares, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules of the
Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Robert D. Arkin, P.C.

                                                     ROBERT D. ARKIN, P.C.